UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

Acrivon Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41551	82-5125532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way Suite 100
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 207-8979

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACRV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2024, Acrivon Therapeutics, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, a quorum of 27,422,027 shares of the Company’s common stock, or 88.81% of the outstanding shares of common stock entitled to vote as of the record date of April 22, 2024, were present or represented by proxy.

Two items of business were acted upon by the stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal One: Election of Kristina Masson, Ph.D., M.B.A; Sharon Shacham, Ph.D., M.B.A.; and Ivana Magovčević-Liebisch, Ph.D., J.D. as Class II Directors.

Kristina Masson, Ph.D., M.B.A; Sharon Shacham, Ph.D., M.B.A.; and Ivana Magovčević-Liebisch, Ph.D., J.D were each elected to serve as a Class II director to hold office until the Company’s 2027 Annual Meeting of Stockholders and until the election and qualification of his successor. Votes were cast as follows:

	For	Withheld	Broker Non-Votes
Kristina Masson, Ph.D., M.B.A.	24,563,469	109,386	2,749,172
Sharon Shacham, Ph.D., M.B.A.	23,268,783	1,466,015	2,687,229
Ivana Magovčević-Liebisch, Ph.D., J.D.	24,498,933	237,318	2,685,776

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm.
The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 by the following vote:

For	Against	Abstain	Broker Non-Votes
27,405,683	6,036	10,308	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acrivon Therapeutics, Inc.

Date:	June 20, 2024	By:	/s/ Peter Blume-Jensen
Peter Blume-Jensen, M.D., Ph.D. Chief Executive Officer and President